Exhibit 99.1

Applied Optoelectronics Reports First Quarter 2018 Results

Sugar Land, Texas, May 8, 2018 – Applied Optoelectronics, Inc. (NASDAQ: AAOI), a leading provider of fiber-optic access network products for the internet datacenter, cable broadband, telecom and fiber-to-the-home (FTTH) markets, today announced financial results for its first quarter ended March 31, 2018.

“We achieved revenue in the first quarter of $65.2 million, which was slightly below our guidance as we were unable to complete some orders in the quarter due to higher than expected employee turnover in our China factory as a result of the Lunar New Year holiday. These orders have been shipped in Q2. In the first quarter, we made good progress in diversifying our customer base with nine design wins, including five for our 100G products,” said Dr. Thompson Lin, Applied Optoelectronics Inc. founder and CEO. “Overall, market trends in the quarter were inline with our expectations and we expect improving demand as we progress throughout the year, with 100G demand expected to more than double in the second half of 2018 compared to the first.”

First Quarter 2018 Financial Summary

•	Total revenue was $65.2 million, compared with $96.2 million in the first quarter 2017 and $79.9 million in the fourth quarter of 2017.

•	GAAP gross margin was 39.6%, compared with 43.1% in the first quarter 2017 and 40.3% in the fourth quarter of 2017. Non-GAAP gross margin was 40.0%, compared with 43.2% in the first quarter 2017 and 41.0% in the fourth quarter of 2017.

•	GAAP net income was $2.1 million, or $0.11 per diluted share, compared with net income of $19.8 million, or $1.00 per diluted share in the first quarter 2017, and net income of $5.7 million, or $0.28 per diluted share in the fourth quarter of 2017.

•	Non-GAAP net income was $5.6 million, or $0.28 per diluted share, compared with non-GAAP net income of $21.8 million, or $1.10 per diluted share in the first quarter 2017, and non-GAAP net income of $17.9 million, or $0.89 per diluted share in the fourth quarter of 2017.

A reconciliation between all GAAP and non-GAAP information referenced above is contained in the tables below. Please also refer to “Non-GAAP Financial Measures” below for a description of these non-GAAP financial measures.

Second Quarter 2018 Business Outlook (+)

For the second quarter of 2018, the company currently expects:

•	Revenue in the range of $75 million to $81 million.
•	Non-GAAP gross margin in the range of 39.5% to 41%.
•	Non-GAAP net income in the range of $7.8 million to $10.4 million, and non-GAAP fully diluted earnings per share in the range of $0.39 to $0.52 using approximately 20.0 million shares.

(+)

Please refer to the note below on forward-looking statements and the risks involved with such statements as well as the note on non-GAAP financial measures.

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Conference Call Information

The company will host a conference call and webcast for analysts and investors on May 8, 2018 to discuss its first quarter 2018 results and outlook for its second quarter 2018 at 4:30 p.m. Eastern time / 3:30 p.m. Central time. Open to the public, investors may access the call by dialing (412) 717-9586. A live audio webcast of the conference call along with supplemental financial information will also be accessible on the company's website at investors.ao-inc.com. Following the webcast, an archived version will be available on the website for one year. A telephonic replay of the call will be available one hour after the call and will run for five business days and may be accessed by dialing (412) 317-0088 and entering passcode 10119038.

Forward-Looking Information

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements reflect the views of management at the time such statements are made. These forward-looking statements involve risks and uncertainties, as well as assumptions and current expectations, which could cause the company's actual results to differ materially from those anticipated in such forward-looking statements. These risks and uncertainties include but are not limited to: reduction in the size or quantity of customer orders; change in demand for the company's products due to industry conditions; changes in manufacturing operations; volatility in manufacturing costs; delays in shipments of products; disruptions in the supply chain; change in the rate of design wins or the rate of customer acceptance of new products; the company's reliance on a small number of customers for a substantial portion of its revenues; potential pricing pressure; a decline in demand for our customers' products or their rate of deployment of their products; general conditions in the internet datacenter, cable television (CATV) broadband, telecom, or fiber-to-the-home (FTTH) markets; changes in the world economy (particularly in the United States and China); changes in the regulation and taxation of international trade, including the imposition of tariffs; changes in currency exchange rates; the negative effects of seasonality; and other risks and uncertainties described more fully in the company's documents filed with or furnished to the Securities and Exchange Commission. More information about these and other risks that may impact the company's business are set forth in the "Risk Factors" section of the company's quarterly and annual reports on file with the Securities and Exchange Commission. In some cases, you can identify forward-looking statements by terminology such as "believe," "may," "estimate," "continue," "anticipate," "intend," "should," "could," "would," "target," "seek," "aim," "believe," "predicts," "think," "objectives," "optimistic," "new," "goal," "strategy," "potential," "is likely," "will," "expect," "plan" "project," "permit" or by other similar expressions that convey uncertainty of future events or outcomes. You should not rely on forward-looking statements as predictions of future events. All forward-looking statements in this press release are based upon information available to us as of the date hereof, and qualified in their entirety by this cautionary statement. Except as required by law, we assume no obligation to update forward-looking statements for any reason after the date of this press release to conform these statements to actual results or to changes in the company's expectations.

Non-GAAP Financial Measures

We provide non-GAAP gross margin, non-GAAP net income (loss), and non-GAAP earnings per share to eliminate the impact of items that we do not consider indicative of our overall operating performance. To arrive at our non-GAAP gross margin, we exclude stock-based compensation expense and non-recurring expenses, if any, from our GAAP gross margin. To arrive at our non-GAAP net income (loss), we exclude all amortization of intangible assets, stock-based compensation expense and non-recurring expenses, if any, from our GAAP net income (loss). Included in our non-recurring expenses in Q1 2018 are depreciation on certain equipment undergoing reconfiguration, certain consulting fees, employee severance expenses, certain non-recurring charges related to cancelled programs, and tax benefits associated with income tax rate changes in Taiwan. Our non-GAAP earnings per share is calculated by dividing our non-GAAP net income by the fully diluted share count. We believe that our non-GAAP measures are useful to investors in evaluating our operating performance for the following reasons:

•	We believe that elimination of items such as stock-based compensation expense and non-recurring expenses is appropriate because treatment of these items may vary for reasons unrelated to our overall operating performance;
•	We believe that non-GAAP measures provide better comparability with our past financial performance, period-to-period results and with our peer companies, many of which also use similar non-GAAP financial measures; and
•	We anticipate that investors and securities analysts will utilize non-GAAP measures to evaluate our overall operating performance.

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A reconciliation of our GAAP net income (loss) and GAAP earnings per share for Q1 2018 to our non-GAAP net income (loss) and earnings per share is provided below, together with corresponding reconciliations for the three month period ended March 31, 2018.

Non-GAAP measures should not be considered as an alternative to net income (loss), earnings per share, or any other measure of financial performance calculated and presented in accordance with GAAP. Our non-GAAP measures may not be comparable to similarly titled measures of other organizations because other organizations may not calculate such other non-GAAP measures in the same manner. We have not reconciled the non-GAAP measures included in our guidance to the appropriate GAAP financial measures because the GAAP measures are not accessible on a forward-looking basis. GAAP measures that impact our non-GAAP financial measures may include stock-based compensation expense, non-recurring expenses, amortization of intangible assets, unrealized exchange loss (gain), asset impairment charges, and loss (gain) from disposal of idle assets. These GAAP measures cannot be reasonably predicted and may directly impact our non-GAAP gross margin, our non-GAAP net income and our non-GAAP fully-diluted earnings per share, although changes with respect to certain of these measures may offset other changes. In addition, certain of these measures are out of our control. Accordingly, a reconciliation of the non-GAAP financial measure guidance to the corresponding GAAP measures is not available without unreasonable effort.

About Applied Optoelectronics

Applied Optoelectronics Inc. (AOI) is a leading developer and manufacturer of advanced optical products, including components, modules and equipment. AOI's products are the building blocks for broadband fiber access networks around the world, where they are used in the internet datacenter, CATV broadband, telecom and FTTH markets. AOI supplies optical networking lasers, components and equipment to tier-1 customers in all four of these markets. In addition to its corporate headquarters, wafer fab and advanced engineering and production facilities in Sugar Land, TX, AOI has engineering and manufacturing facilities in Taipei, Taiwan and Ningbo, China. For additional information, visit www.ao-inc.com.

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Investor Relations Contacts:

The Blueshirt Group, Investor Relations

Maria Riley & Chelsea Lish

+1-415-217-7722

ir@ao-inc.com

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Applied Optoelectronics, Inc.

Preliminary Condensed Consolidated Balance Sheets

(In thousands, except per share data)

(Unaudited)

	March 31, 2018	December 31, 2017

ASSETS

CURRENT ASSETS
Cash, Cash Equivalents and Short term investments	$83,299	$83,984
Accounts Receivable, Net	53,655	59,850
Inventories	92,624	75,768
Prepaid Income Tax	1,326	1,394
Prepaid Expenses and Other Current Assets	10,921	8,701
Total Current Assets	241,825	229,697

Property, Plant And Equipment, Net	204,644	197,943
Land Use Rights, Net	6,448	804
Intangible Assets, Net	4,015	4,007
Deferred Income Tax Assets	13,935	12,801
Other Assets	4,750	7,732
TOTAL ASSETS	$475,617	$452,984

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts Payable	$46,223	$43,624
Accrued Expenses	13,358	19,103
Accrued Income Tax	7,588	7,422
Current Portion of Long Term Debt	2,690	559
Total Current Liabilities	69,859	70,708

Notes Payable and Long Term Debt	62,464	49,000
TOTAL LIABILITIES	132,323	119,708

STOCKHOLDERS' EQUITY
TOTAL STOCKHOLDERS' EQUITY	343,294	333,276

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$475,617	$452,984

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Applied Optoelectronics, Inc.

Preliminary Condensed Consolidated Statements of Operations

(In thousands, except per share data)

(Unaudited)

	Three Months Ended March 31,
Revenue	2018	2017
Datacenter	$50,583	$79,594
CATV	10,568	13,094
Telecom	3,586	3,171
FTTH	111	98
Other	391	267
Total Revenue	65,239	96,224

Total Cost of Goods Sold	39,403	54,752

Total Gross Profit	25,836	41,472

Operating Expenses:
Research and Development	11,736	7,432
Sales and Marketing	2,474	1,903
General and Administrative	9,456	7,822
Total Operating Expenses	23,666	17,157

Operating Income	2,170	24,315

Other Income (Expense):
Interest Income	52	35
Interest Expense	(71)	(299)
Other Income (Expense)	13	(36)
Foreign Exchange Loss	(1,040)	(572)
Total Other Income (Expense):	(1,046)	(872)

Net Income before Income Taxes	1,124	23,443

Income Tax Benefit (Expense)	996	(3,654)

Net Income	$2,120	$19,789
Net income per share attributable to common stockholders
basic	$0.11	$1.06
diluted	$0.11	$1.00

Weighted-average shares used to compute net income per share attributable to common stockholders
basic	19,492	18,598
diluted	19,989	19,702

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Reconciliation of Statements of Operations under GAAP and Non-GAAP

(In thousands, except per share data)

(Unaudited)

	Three Months Ended March 31,
	2018	2017

GAAP total gross profit (a)	$25,836	$41,472
Share-based compensation expense	177	78
Non-recurring expense	78	0
Non-GAAP total gross profit (a)	$26,091	$41,550

GAAP net income	$2,120	$19,789
Amortization of intangible assets	126	118
Share-based compensation expense	2,569	1,507
Non-recurring charges	1,112	100
Unrealized exchange loss (gain)	(203)	248
Non Recurring Tax expense (benefit)	(114)	0
Non-GAAP net income	$5,610	21,762

GAAP diluted net income per share	$0.11	$1.00
Amortization of intangible assets	0.01	0.01
Share-based compensation expense	0.13	0.08
Non-recurring charges	0.06	0.01
Loss from disposal of idle assets	–	–
Unrealized exchange loss (gain)	(0.01)	0.01
Non Recurring Tax expense (benefit)	(0.01)	–
Non-GAAP diluted net income per share	$0.28	$1.10

Shares used to compute diluted earnings per share	19,989	19,702

(a) Provided for the purpose of calculating gross profit as a percentage of revenue (gross margin).

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